Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Industrial Services of America, Inc. Reports Second Quarter Results

-- Six months net income of $1,614,379

-- Six months EPS of $0.44 per diluted share

-- Second quarter net income of $821,299

-- Second quarter EPS of $0.22 per diluted share

LOUISVILLE, Ky. (August 8, 2007) -- Industrial Services of America, Inc.(NASDAQ:IDSA), a leading provider of recyclable commodities and other materials, logistics management services, equipment and processes for waste, announced un-audited financial results for the second quarter ending June 30, 2007.  A complete report is available in the Company's Form 10-Q, which is available for review at the Securities and Exchange Commission web site, http://www.sec.gov/edgar/searchedgar/companysearch.html

Net income increased 58% to $1,614,379 for the first six months of 2007, compared with $1,019,283 for the same period in 2006.  Net income increased 36% to $821,299 for the second quarter of 2007, compared with $602,757 for the same period in 2006.

 "With the release of our earnings for the second quarter of 2007, we are pleased to announce that we have now recorded seventeen consecutive profitable quarters," said CEO Harry Kletter. "This sustained profitability continues to place us in a stronger financial position, allowing for greater flexibility to adjust to changing economic market conditions.  Our goal is to remain dedicated to the recycling, management services, and equipment industry while sustaining steady growth at an acceptable profit, adding to the net worth of the Company, and providing positive returns for our stockholders."

The ISA Recycling segment continued to flourish as recycling revenues increased 23% to $28,895,786 for the first six months of 2007, compared with $23,566,384 for the same period in 2006 primarily due to an increase in commodity prices.   Recycling segment operating levels and shipments for the first six months of 2007 were up 2% compared to the first six months in 2006.

Six-month Financial Highlights:

-- Total revenues for the first six months of 2007 were $37.4 million compared with total revenues for the first six months of 2006 of $32.2 million.

-- Income before income taxes for the first six months of 2007 was $2,664,239 compared to $1,698,805 for the first six months of 2006.

-- Net income for the first six months of 2007 was $1,614,379 (basic and diluted earnings of 44 cents per share) compared with net income of $1,019,283 (basic and diluted earnings of 29 cents per share) for the first six months of 2006.

-- EBITDA for the first six months of 2007 was $3,694,734 compared with EBITDA of $2,658,607 for the first six months of 2006. (See the EBITDA reconciliation at the end of this release.)

Second quarter Financial Highlights:

-- Total revenues for the second quarter of 2007 were $19.5 million compared with total revenues for the second quarter of 2006 of $17.7 million.

-- Income before income taxes for the second quarter of 2007 was $1,362,471 compared to $1,004,594 for the second quarter of 2006.

-- Net income for the second quarter of 2007 was $821,299 (basic and diluted earnings of 22 cents per share) compared with net income of $602,757 (basic and diluted earnings of 17 cents per share) for the second quarter of 2006.

-- EBITDA for the second quarter of 2007 was $1,894,012 compared with EBITDA of $1,505,713 for the second quarter of 2006. (See the EBITDA reconciliation at the end of this release.)

Mr. Kletter said the industry outlook for the third quarter of 2007 remains positive, as nonferrous and ferrous commodity markets are up.  ISA opened a satellite facility on July 2, in New Albany, Indiana for purchasing of scrap recycling material.   The New Albany location strategically complements the Louisville location because of its close proximity.  This is expected to add volume to our growing recycling facilities.

In addition, ISA has completed the purchase of shredding machinery that broadens the type of scrap that can be processed at its Louisville facility. The TSC 80 SXS shredding plant is expected to be completed and in operation in 2008, allowing ISA to make specialty shredder grades of  materials for specific customers and to process heavy grades currently processed by shearing.  ISA has begun taking steps to update operations to prepare for the shredder system.

About ISA

Industrial Services of America, Inc., is a Louisville, Ky.-based logistics management services company servicing commercial, industrial and logistics customers nationwide.  Industrial Services of America, Inc. provides scrap processing, waste and recycling management services, and equipment sales and service. Industrial Services of America, Inc. also actively participates in international markets, exporting non-ferrous metals and other recyclable materials. Additional information is available at www.isa-inc.com.

This news release contains forward-looking statements that involve risks and uncertainties that could cause actual results to differ from predicted results.  Specific risks include varying demand for waste managing systems, equipment and services, competitive pressures in the waste managing systems and equipment, competitive pressures in the waste managing business, loss of customers and fluctuations in the price of recycled materials. Further information on factors that could affect the Company's results is detailed in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly release the results of any revisions to the forward-looking statements.

FINANCIAL RESULTS AND

SUPPLEMENTAL FINANCIAL INFORMATION

FOLLOW

INDUSTRIAL SERVICES OF AMERICA, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
SIX MONTHS ENDED JUNE 30, 2007 AND 2006
(UNAUDITED)

	2007	2006

Revenue from services	$ 7,492,503	$ 7,713,893
Revenue from product sales	29,940,342	24,472,761
Total Revenue	37,432,845	32,186,654

Cost of goods sold for services	6,927,882	7,171,613
Cost of goods sold for product sales	24,928,942	20,818,686
Reduction of cost of goods sold	(142,544)	(300,000)
Total Cost of goods sold	31,714,280	27,690,299

Selling, general and administrative expense	3,013,208	2,800,137

Income before other income (expense)	2,705,357	1,696,218

Other income (expense)
Interest expense	(113,852)	(96,969)
Interest income	61,764	64,576
Gain/(loss) on sale of assets	(11,388)	24,926
Other income	22,358	10,054
	(41,118)	2,587

Income before income taxes	2,664,239	1,698,805

Income tax provision	1,049,860	679,522

Net income	$ 1,614,379	$ 1,019,283

Basic earnings per share	$ 0.44	$ 0.29

Diluted earnings per share	$ 0.44	$ 0.29

Weighted shares outstanding:
Basic	3,640,899	3,567,639

Diluted	3,640,899	3,582,308

INDUSTRIAL SERVICES OF AMERICA, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
THREE MONTHS ENDED JUNE 30, 2007 AND 2006
(UNAUDITED)

	2007	2006

Revenue from services	$ 3,648,276	$ 3,768,974
Revenue from product sales	15,879,820	13,933,660
Total Revenue	19,528,096	17,702,634

Cost of goods sold for services	3,405,183	3,522,132
Cost of goods sold for product sales	13,174,595	11,872,693
Reduction of cost of goods sold	(107,266)	(150,000)
Total Cost of goods sold	16,472,512	15,244,825

Selling, general and administrative expense	1,649,201	1,450,284

Income before other income (expense)	1,406,383	1,007,525

Other income (expense)
Interest expense	(71,395)	(69,584)
Interest income	32,791	36,354
Gain/(loss) on sale of assets	(5,613)	27,207
Other income	305	3,092
	(43,912)	(2,931)

Income before income taxes	1,362,471	1,004,594

Income tax provision	541,172	401,837

Net income	$ 821,299	$ 602,757

Basic earnings per share	$ 0.22	$ 0.17

Diluted earnings per share	$ 0.22	$ 0.17

Weighted shares outstanding:
Basic	3,640,899	3,574,306

Diluted	3,640,899	3,590,214

Industrial Services of America, Inc.

Supplemental Financial Information

Reconciliation of EBITDA (1):

	Three months ending June 30,		Six Months ending June 30,
	2007	2006	2007	2006
Net Income	821,299	602,757	1,614,379	1,019,283
Interest expense	71,395	69,584	113,852	96,969
Income taxes	541,172	401,837	1,049,860	679,522
Depreciation	460,146	431,535	916,643	862,833
Amortization	-	-	-	-
EBITDA (1)	1,894,012	1,505,713	3,694,734	2,658,607

(1)  EBITDA is calculated by the Company as net income before interest expense, income tax expense, depreciation and amortization. The Company uses EBITDA as a key performance measure of results of operations for purposes of evaluating performance internally. This non-GAAP measurement is not intended to replace the presentation of our financial results in accordance with GAAP.  Rather, we believe the EBITDA calculation provides additional information to investors and debt holders due to the fact that tax credits, tax rates and other tax related items vary by company.  Additionally, years of service for fixed assets and amortizable assets are based on company judgment.  Finally, companies have several ways of raising capital which can affect interest expense.  We believe the presentation of EBITDA provides a meaningful measure of performance exclusive of these unique items.

Contact Information: Industrial Services of America, Inc., Louisville Harry Kletter or Alan Schroering, 502-366-3452 hklet@isa-inc.com or aschroering@isa-inc.com http://www.isa-inc.com/